Exhibit 10.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACTUATE THERPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACTUATE THERPEUTICS, INC. IF PUBLICLY DISCLOSED.

EXCLUSIVE LICENSE AGREEMENT WITH EQUITY

License Agreement (“Agreement”), effective as of April 6, 2015 (“Effective Date”) between The Board Of Trustees Of The University Of Illinois, a body corporate and politic of the State of Illinois, 352 Henry Administration Building, 506 S. Wright St., Urbana, Illinois 61801 (“University”) and Apotheca Therapeutics a Delaware corporation, with a principal place of business at 1401 Foch Street, Fort Worth, TX 76107 (“Licensee” or “Company”).

University holds certain rights to the patent rights and technical information described below and desires to have the rights exploited for commercial purposes for the public benefit. Licensee wishes to obtain the exclusive license to the patent rights and the non-exclusive license to the technical information for such commercial purposes.

Therefore, in consideration of the obligations set forth below, University and Licensee hereby agree as follows.

ARTICLE 1 - DEFINITIONS

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with Licensee, and is identified in writing to the University. For purposes of the preceding sentence, “control” means the right to control, or actual control of, the management of the entity, whether by ownership of securities, by voting rights, by agreement or otherwise. While an entity is entitled to the benefits of an Affiliate under this Agreement for only the period of time the entity qualifies as an Affiliate under this definition, all obligations under this Agreement that accrued to the entity while an Affiliate shall survive until fulfilled even though the entity no longer qualifies as an Affiliate.

“Confidential Information” means any information or material disclosed by one party, the “disclosing party” to the other party, the “receiving party” that is identified in writing as confidential at the time of disclosure or, if disclosed orally or observed, is identified as confidential at the time of disclosure or is summarized in a marked writing within [***] of disclosure, and is not information or material that is: (a) already known to receiving party at the time of disclosure as evidenced by receiving party’s written records; (b) in the public domain other than through acts or omissions of receiving party, or anyone that accessed the Confidential Information from receiving party; (c) lawfully disclosed without restriction to receiving party by a third party; or (d) independently developed by receiving party without knowledge of or access to the Confidential Information as evidenced by receiving party’s written records.

“Equity Rights” means the capital stock and related rights granted to the University by Licensee and its Affiliates and other parties as set forth herein.

“Field” shall have the meaning set forth on Schedule 1.

“including” means including, without limitation.

“License Year” means each successive one year term following the Effective Date.

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“Market Exclusivity” means an exclusive benefit by grant or an exclusion under or from any Regulatory Authority relating to a Product, including orphan drug protection and data exclusivity.

“Net Sales” means the gross invoice amounts for Product sold, transferred, practiced, performed or otherwise provided, less the following deductions, but only to the extent included in the invoiced amount and documented as solely attributable to the Product:

(a)            customary trade, quantity or cash discounts and rebates actually given;

(b)            refunds, replacements or credits given to purchasers for return of Product; and

(c)            freight and other transportation costs, including insurance charges, and unreimbursed duties, tariffs, sales and excise taxes actually paid, excluding value-added taxes.

Net Sales on Product provided as part of a non-cash exchange or other than through an arms-length transaction shall mean the amount invoiced in an arms-length sale of the same or equivalent Product in substantially the same quantity, time and place as the non-cash transfer, and if no such sale has occurred, shall be the fair market value of the transferred Product(s).

“Patent Rights” means: (a) the patents and patent applications listed on Schedule 1; (b) U.S., PCT and foreign patent applications claiming priority therefrom, including divisional, and continuations; (c) patents issuing from any of the foregoing; and (d) reissues, renewals, re-examinations, substitutions or extensions thereof, and supplementary protection certificates referencing any of the foregoing, in each case only to the extent of the claimed subject matter that is fully disclosed and enabled by the disclosures in (a) of this definition to satisfy 35 U.S.C. §112.

“Product(s)” means any product or process: (a) claimed by the Patent Rights, or whose manufacture, use or production is claimed by the Patent Rights; (b) the development, manufacture, reproduction, performance, use, sale or importation of which is, incorporates, uses or is derived from any of the Technical Information; or (c) meeting the qualifications of both (a) and (b) of this definition.

“Regulatory Authority” means the U.S. Food and Drug Administration, European Medicines Agency or other similar regulatory body, agency or entity, and their respective successors anywhere in the world, that grants approvals, licenses, registrations or authorizations on behalf of any national, multi-national, regional, state or local agency, department, administration, bureau, fund, commission, council or other governmental entity necessary to test, make, market, distribute, use or sell products in its respective jurisdiction.

“Royalty Period” means each [***] of a License Year. The final Royalty Period shall end on the date of termination or expiration of this Agreement.

“Sublicense” means any agreement, however captioned, and regardless of how the conveyances are referred to, or how the parties are referred to therein, in which Licensee directly or indirectly through privity of contract: (a) grants or otherwise conveys any of the rights licensed hereunder; (b) agrees not to assert any of the rights licensed hereunder; (c) has obtained the agreement of the other party thereto not to practice any right licensed hereunder; and/or (d) permits the making, offering for sale, using, selling and/or importing of Product.

“Sublicensee” means any third party, including an Affiliate, to which a Sublicense is conveyed.

“Sublicense Revenue” means all remuneration paid to Licensee under a Sublicense, including all up-front license fees, milestone payments, maintenance fees or other sums, and the fair market value of any non-cash payments and/or in kind transfers, but excluding royalties paid by Licensee to University hereunder based on Net Sales by Sublicensees. Also excluded from Sublicense Revenue are payments made to Company or Affiliates from Sublicensees that are (a) fees paid by Sublicensee for services rendered by Licensee employees or consultants in support of Sublicensee’s efforts in addition to, in excess of or outside of normal and customary support for licensed programs, to the extent such services rendered are not required pursuant to any Sublicense; (b) equity investments from third Parties so long as proceeds from said equity investments are not received from a Sublicensee as consideration for any Sublicense; (c) bona fide funding in support of laboratory research, product development or clinical trials, so long as Licensee does not receive such payments from a Sublicensee as consideration for any Sublicense.

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“Technical Information” means the information and/or material described on Schedule 1, and if provided in the form of: (a) biological materials, then including all progeny, modifications and/or derivatives of the materials made by or on behalf of Licensee and/or any Sublicensee; (b) software or other copyrightable work, then including all derivative works made by or on behalf of Licensee and/or any Sublicensee.

“Term” means the period of time from the Effective Date until the later of the date: (a) of the last to expire of the Patent Rights; or (b) when Licensee provides notice that use of Technical Information has ceased in accordance with Section 2.1; or (c) of the expiration of the last form of Market Exclusivity.

“Territory” shall have the meaning set forth on Schedule 1.

ARTICLE 2 - GRANT OF LICENSE

2.1.           Grant. Subject to the terms and conditions of this Agreement and Licensee’s continuing compliance therewith, University grants and Licensee accepts: (a) an exclusive, non-transferable license, limited to the Field and the Territory, with the right to sublicense, under the University’s rights in the Patent Rights to make, have made, use, import, sell, and offer for sale royalty-bearing Product solely within the Field and within the Territory; and (b) a non-exclusive, non-transferable license, limited to the Field and the Territory, with the right to sublicense, to use the University’s rights in the Technical Information to make and sell royalty-bearing Product solely within the Field and within the Territory. Within [***] of the last signature below, University shall provide Licensee with the Technical Information, selected by University in its sole discretion to transfer, for Licensee to use solely as permitted in Section 2.1(b), which constitutes University’s entire obligation to Licensee regarding the Technical Information. If the Technical Information includes tangible materials, then such Technical Information is provided in bailment to Licensee solely as permitted in Section 2.1(b), and nothing herein shall be construed as a sale thereof. Licensee shall notify University when all use of Technical Information ceases, and all rights to Technical Information granted in Section 2.1(b) shall revert to University as of the date of the notice.

2.2.           Reservations.  University reserves all rights, titles and interests not expressly granted in Section 2.1, and the right to practice and have practiced the Patent Rights for non-commercial purposes, including teaching, research and public service, and to publish any information included in the Patent Rights and Technical Information. Nothing in this Agreement or a party’s performance hereunder shall be construed as conferring, by implication, estoppel or otherwise, upon Licensee, any party in privity with Licensee, or any customer of any of the foregoing, any right, title or interest under any of University’s intellectual or tangible property right at any time, except for those rights as expressly granted in Section 2.1. Nothing in this Agreement shall be construed as University granting any license under Patent Rights or Technical Information owned by any third party.

2.3.           Sublicenses. Subject to the terms and conditions of this Agreement and Licensee’s and Sublicensee’s continuing compliance therewith, Licensee may grant Sublicenses provided each is: (a) in writing; (b) provides written notice to the University of the grant of each Sublicense [***] after the execution of such Sublicense, the written notice identifying the name and address of the Sublicensee; (c) on terms and conditions that are consistent with and not in conflict with this Agreement, are no less protective of University’s rights than those terms and conditions set forth herein, create no additional obligation on University, terminate with the termination of this Agreement and designate University as a third party beneficiary thereunder. Licensee shall be fully responsible to University for any breach of any Sublicense that would constitute a breach of this Agreement if the result of actions or inactions of Licensee hereunder. For clarity, any Affiliate desiring to exercise any of the rights granted hereunder must enter into a Sublicense. Licensee will provide University with a copy of each Sublicense, and each amendment, restatement and/or termination thereof, within [***] of execution, and in no event any later than [***] following University’s request. Licensee will provide University with a copy of each report received by Licensee from each Sublicensee. Sublicensees shall have the right to further sublicense provided that each such further sublicensee shall be considered a Sublicensee for all purposes hereunder.

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2.4.           Federal Funding. Licensee understands that Patent Rights or Technical Information may have been conceived or first actually reduced to practice, or during the Term may be first actually reduced to practice, with funding from the U.S. government. All rights granted in this Agreement are limited by and subject to the rights of the United States government, including those set forth in 35 U.S.C. §200 et seq. (“Bayh-Dole Act”). Licensee agrees to comply and permit University to comply with the Bayh-Dole Act, including to provide the reporting information required and to substantially manufacture Product and products produced through the use of Product in the United States, unless waived. Licensee is a “small business firm” as defined in 15 U.S.C. §632 and shall promptly notify University of any changes during the Term.

ARTICLE 3 - CONSIDERATION

3.1.           Signing Fee. Within [***] of the last signature to this Agreement, Licensee shall pay University the amount set forth on Schedule 1 listed as the “Signing Fee”. Licensee shall also issue and sell to University, equity securities, on the price and terms for the number and type of equity securities of Licensee, and rights to acquire equity securities of Licensee, and with such other related rights, preferences and privileges with respect to such equity securities, pursuant to the Equity Rights Agreement executed contemporaneously therewith and attached in Exhibit B.

3.2.           Net Sales. Net Sales accrue with the earlier of invoice or provision of Product, whether by sale, lease, transfer, performance or otherwise. Within [***] after the end of each Royalty Period, Licensee shall pay University royalties on Net Sales accruing in such Royalty Period in the percentages set forth on Schedule 1. Royalty payments on Net Sales made to University may be credited toward the Annual Minimum for the License Year in which the royalty payment accrues, and only for that License Year.

3.3.           Sublicensee Revenues. Sublicensee Revenues accrue upon receipt by Licensee. Within [***] of the Sublicensee’s payment date to Licensee, Licensee shall pay University royalties on Sublicensee Revenue as set forth on Schedule 1. Royalty Payments on Sublicensee Revenue made to University may be credited toward the Annual Minimum payment for the License Year that the Sublicensee Revenue royalty payment accrues, and only for that License Year. Licensee shall not receive Sublicensee Revenue other than in the form of cash payments without written approval from University and agreement with University on the fair market value.

3.4.           Annual Minimums. If total amounts actually paid by Licensee to University under Sections 3.2 and 3.3 for any License Year are less than the amount set forth on Schedule 1 for that License Year (each an “Annual Minimum”), then within [***] of the end of the License Year, Licensee shall pay University the amount equal to the shortfall. If this Agreement expires or terminates for any reason, the Annual Minimum for that License Year shall be reduced pro-rata and due immediately upon such expiration or termination.

3.5.           Milestone Payments. Licensee shall pay University each milestone payment set forth on Schedule 1 within [***] after the occurrence of the corresponding milestone event.

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3.6.           Payments and Financial Reports.

(a)            All amounts due to University under this Agreement shall be paid in U.S. dollars, by check or other instrument representing immediately available funds, payable as set forth on Schedule 1. Payments are non-refundable and unless expressly stated herein, non-creditable. If Licensee or any Sublicensee receives payment in a currency other than U.S. dollars, such currency will be converted directly from the currency in the country of sales origin to U.S. dollars on the date payment was made to Licensee or Sublicensee, without intermediate conversions, based on the conversion rate applicable for exchange of Citibank, N.A., in New York, New York, on the date of payment.

(b)            Payments due to the University under this Agreement, if not paid when due, shall be subject to a late payment charge of [***] of the delinquent amount (or the maximum interest rate permitted by law if less) or $1.00, whichever is greater, per month on the past due balance, and a past due penalty of [***] per month. In the event Licensee’s past due amount is referred for collection, Licensee shall pay a one-time collection fee of [***]. Licensee hereby acknowledges that University may refer Client’s past due accounts for collection and authorize legal action for the collection of past due accounts, and Licensee shall be responsible for all reasonable costs of collection incurred by University including reasonable attorney fees and court costs. The accrual or receipt by University of interest under this Section shall not constitute a waiver by University of any right it may otherwise have to declare a breach of or default under this Agreement and to terminate this Agreement. Licensee authorizes University and its agents to contact Licensee at any telephone number, wireless communication service and/or email address Licensee provides to the University, using automated telephone dialing systems, artificial or pre-recorded voice or text messages, or personal calls, regarding Licensee’s obligation to repay any debt owed to University. Licensee understands that others may be able to access University’s messages and/or emails, and their content, which may include information regarding Licensee’s debt. The accrual or receipt by University of late payments and interest shall not waive any right or remedy University may otherwise have, including to terminate this Agreement in accordance with Section 6.2.

(c)            Licensee shall promptly notify University of Sublicensee Revenue that has accrued. In addition, Licensee shall deliver to University a true and complete accounting within [***] days after the end of each Royalty Period, including the final Royalty Period showing all amounts that have accrued to University during the Royalty Period, the calculation of such amounts on a Product-by-Product basis as set forth on Exhibit A. If no payments are due in a Royalty Period, then Licensee shall submit a report to University so stating.

(d)            If Company upon advice of its patent counsel reasonably deems it necessary to obtain a license under a patent owned by a third party who is not an Affiliate or a Sublicensee in order to avoid infringement thereof while practicing the Patent Rights to make Products hereunder, then during such practice of the third party’s patent in any particular country where such license is so required, Licensee may deduct [***] of the royalties paid by Licensee to such third party during the Royalty Period that are attributable to the use of its patent for such Product in such country from the amount of royalties otherwise due to University pursuant to Section 3.2 for such Product in such country, provided that in no event shall royalties otherwise due to University in such Royalty Period for such Product in such country be less than [***].

3.7.           Records. Licensee shall keep, and shall cause each Sublicensee to keep, complete, continuous and accurate records in sufficient and customary detail such that the calculations and payment amounts may be verified. During the Term and for a period of [***] following the expiration or termination of this Agreement, upon [***] prior written notice and no more than once annually, Licensee shall permit, and shall ensure each Sublicensee shall permit, University and/or its representative to audit and copy their respective books and records regarding any obligation under Article 3, during normal business hours. The examinations shall be made by a certified public accountant selected by the University and reasonably acceptable to the Company at University’s expense, unless the examination shows a shortage of [***] or more in the amount of payments made to University prior to notice of the audit, in which case, Licensee shall reimburse University for all costs and expenses, including attorneys’ or professionals fees incurred in connection therewith.

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3.8.           Diligence.

(a)            Licensee shall bring or require its Sublicensees to bring Products to market within the Field and throughout the Territory, and develop such markets through a thorough, vigorous and diligent program for the commercial exploitation of the Patent Rights and Technical Information. In partial satisfaction of its obligations to bring Products to market, Licensee shall achieve the development events by the corresponding dates as set forth in Schedule 1, and shall promptly notify University upon the achievement of each development event, identify whether the Licensee or which of its Sublicensees are responsible for such achievement, and provide the actual date of such achievement.

(b)            If University provides information to Licensee demonstrating: (i) potential feasibility of a particular Product or use in the Field; or (ii) that a third party desires the right to develop, manufacture or sell a particular Product or a particular use in the Field; and Licensee does not provide to University evidence that such Product or use is being diligently developed, manufactured or sold by Licensee or one of its Sublicensees, and Licensee determines, in cooperation with University, that such development is commercially reasonable, then Licensee shall promptly commence development of such Product or use, or Sublicense such third party the right to the particular Product or use; at University’s discretion, Licensee may be required to provide written documentation supporting a claim of lack of commercial reasonability of a particular Product or particular use in the Field, such documentation to be produced by a third party other than the third party identified in (ii) above as may be mutually agreed upon by University and Licensee. If within [***] of such demonstration Licensee has not so performed, then University may either terminate this Agreement, or unilaterally convert the grant of rights in Section 2.1(a) to non-exclusive regarding such particular Product or use in the Field, as selected by University in its sole discretion.

ARTICLE 4 - IP MANAGEMENT

4.1.           Responsibility.

University shall be responsible for filing, prosecuting, defending and maintaining the Patent Rights and Technical Information, as set forth in Schedule 1, in its sole discretion. At Licensee’s request and expense, University shall instruct its patent counsel to provide Licensee with copies of all official actions and other communications received from or submitted to the United States Patent and Trademark Office (and corresponding foreign authorities) with respect to the Patent Rights in the Field and Territory. Provided Licensee is not in breach of this Agreement, University shall reasonably consider Licensee’s advice and comments regarding prosecution strategy for Patent Rights.

4.2.           Patent Costs. Within [***] receipt of each invoice, Licensee shall reimburse University for all documented costs and expenses, including attorneys’ fees, whether incurred before, on or after the Effective Date in connection with the Patent Rights, including the preparation, filing, prosecution, maintenance and defense thereof. From time to time, the anticipated costs and expenses may be significant, including when nationalizing and paying annuities, or Licensee may have been or be in arrears, and in either case Licensee shall, upon request, pay to University estimated costs and expenses in advance of such costs and expenses being incurred.

4.3.           Discontinuation of Support. If Licensee desires to stop paying future costs or expenses associated with the filing or prosecution of any patent application, or maintenance or defense of any patent, within the Patent Rights, then it shall give prompt written notice to University prior to University incurring such costs or expenses, and all rights in and to such Patent Rights shall revert to University upon receipt of such notice. If Licensee does not provide University with notice at least [***] prior to the date on which the cost or expense may be incurred, then Licensee shall remain responsible therefor. If University, acting in reliance on such notice, ceases to file or prosecute such patent application or maintain or defend such patent of the Patent Rights, then Licensee and/or Sublicensee shall not sell any product or practice any processes that would have been covered by the claims of that patent application or patent unless Licensee pays royalties on Net Sales in that country at the royalty rate set for Net Sales of Product defined under subsection (b) of the definition of Product. For clarity, in addition to and not in lieu of any other rights and remedies, any patent or patent application within the Patent Rights for which Licensee fails to pay any invoice when due shall revert to University, shall be unilaterally removed from the Patent Rights along with all Patent Rights arising from such patent application or patent after the date of exclusion without further obligation to Licensee, and may be freely licensed by University to others.

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4.4.           Patent Term Extension. On a country-by-country basis, the parties shall cooperate in selecting the patent within the Patent Rights for which to seek term extension, and as applicable, the Product for which to reference in a supplementary protection certificate, in accordance with the applicable laws of each country where there are Patent Rights. Each party agrees to execute any documents and to take any additional actions as the other party may reasonably request in connection therewith.

4.5.           Marking. Licensee shall ensure all Product are marked with the: (a) Patent Rights in a manner provided for under applicable patent laws; and (b) Field and Territory restrictions, including in a manner sufficient to prevent any implied license.

4.6.           Enforcement.

(a)            If Licensee becomes aware of the infringement of any patent under the Patent Rights, it shall immediately notify University, and provide any available evidence of such infringement lawfully in its possession or that of its Sublicensees. Licensee shall have the first right to abate the alleged infringement in the Field, provided that Licensee has standing to bring an action asserting the Patent Rights without joining University, and evidences to University that it has sufficient resources to incur all associated costs and expenses. Licensee may enforce the Patent Rights against the infringer in the Field by appropriate legal proceedings, provided that Licensee employs counsel reasonably satisfactory to University, informs University of all developments in such proceedings, and provides University with all correspondence between it and the infringer including pleadings related to any such action. Nothing in this Agreement is a waiver of sovereign immunity. Should University elect to join in any abatement activity or enforcement proceeding it shall do so in its sole discretion, with the right to be represented by counsel of its selection. Licensee shall not have any right to surrender or compromise the Patent Rights, to admit the fault of University, its counsel or any inventor on the Patent Rights, to create an obligation on University, or to grant any infringer any rights under the Patent Rights other than a Sublicense subject to the conditions which would apply to the grant of any other Sublicense.

(b)            Licensee shall be responsible for all costs and expenses of any abatement and/or enforcement activities, including legal proceedings, which Licensee initiates, including paying all costs and expenses that University incurs in connection with any abatement activity and/or enforcement proceedings. Recoveries collected by Licensee shall be paid (i) first, to Licensee in the amount of all documented and reasonable out-of-pocket costs and expenses incurred by Licensee in such action, (ii) then to University to reimburse University for any of its documented and reasonable out-of-pocket costs and expenses incurred that have not been previously reimbursed by Licensee, and (iii) the remainder, if any, shall be paid to University in the amount greater of either (a) the percent of the total direct billed costs of litigation paid by University if University elects to join in and share the costs associated with abatement activity or enforcement proceeding, or (b) the percent owed according to the Sublicensee Revenue schedule in Schedule 1; and the amount paid to Licensee shall be the remainder not paid to University. Under no circumstances shall University’s share fall below [***] in recoveries collected by Licensee.

(c)            If Licensee elects not to abate any alleged infringement or to enforce the Patent Rights, then it shall so notify University in writing. Upon receipt of such notice, or in the event Licensee fails to abate or enforce the Patent Rights regarding such alleged infringer within [***] of notice of the alleged infringement, University may, in its sole discretion, and at its own expense, take steps to abate the alleged infringement and/or enforce any Patent Rights, to control, settle, and defend such suit, and to recover for its own account any damages, awards or settlements. Licensee shall reasonably cooperate in any such actions, including being joined as a party in such action upon University’s written request.

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ARTICLE 5 – REPRESENTATIONS AND INDEMNIFICATION

5.1.           University’s Limited Representation. As a state entity, University is not permitted to make any warranties. However, University represents solely that it has the right, power and authority to enter into this Agreement. The Patent Rights and Technical Information are provided “AS IS; WHERE IS.” EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 5.1, UNIVERSITY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS STATUTORY, IMPLIED OR OTHERWISE, INCLUDING RELATING TO PERFORMANCE, MARKETABILITY, TITLE OR OTHERWISE IN ANY RESPECT RELATED TO THE PATENT RIGHTS, TECHNICAL INFORMATION OR PRODUCT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, REGARDING THE MAKING, USING OR SELLING OR OTHER DISTRIBUTION OF PRODUCT BY ANY PERSON OR ENTITY, THE VALIDITY, SCOPE, ENFORCEABILITY OR PATENTABILITY OF ANY OF THE PATENT RIGHTS, THE ACCURACY OF ANY INFORMATION PROVIDED OR THE ACCURACY, SAFETY, OR USEFULNESS FOR ANY PURPOSE OF ANY OF THE PATENT RIGHTS, TECHNICAL INFORMATION OR PRODUCT.

5.2            Licensee Representations. Licensee represents and warrants that: (a) the execution and delivery of this Agreement has been duly authorized and no further approval, corporate or otherwise, is required in order to execute, deliver and perform this valid and binding agreement in accordance with the terms and conditions herein; (b) it and all Sublicensees shall comply with all court orders and applicable international, national, or local laws and/or regulations in its performance under this Agreement, including export control laws and HIPPA; (c) it shall diligently pursue the development, manufacture, and sale of Product in the Field and the Territory throughout the Term and comply with the terms and conditions herein; (d) it now maintains and shall continue to maintain throughout the Term and beyond insurance coverage in accordance with Section 5.5; and (e) it is and shall be at all times during the Term a valid legal entity existing under the law of its state of formation with the power to own all of its properties and assets and to carry on its business as it is currently being conducted.

5.3.           Limitation of Liability. In no event shall University or its affiliates including their respective trustees, directors, officers, faculty, staff, students, employees, independent contractors or agents (collectively, the “Representatives”), be responsible or liable for any indirect, special, punitive, incidental, exemplary or consequential damages, loss of use or lost profits regardless of legal theory or whether advised of the possibility of such damage. Licensee shall not, and shall require that its Sublicensees do not, imply or make any statements, representations or warranties, or accept any liabilities or responsibilities whatsoever that are inconsistent with this Article 5.

5.4.           Indemnification. Licensee, on behalf of itself and Sublicensees, assumes the entire risk and responsibility for the safety, efficacy, performance, design, marketability, title and quality of all Product. None of the University, its affiliates or any of their respective Representatives (each an “Indemnified Person”) shall have any liability or responsibility whatsoever to Licensee or any Sublicensee or any other person or entity for or on account of (and Licensee agrees and shall cause each of its Sublicensees to agree not to assert any claim against any Indemnified Person in connection with) any injury, loss, or damage of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon, Licensee, any of its Sublicensees, or any other person or entity, whether direct, indirect, special, punitive, incidental, consequential or otherwise arising under any legal theory, including attorneys’ fees, and Licensee shall indemnify and hold each Indemnified Person harmless from and against all claims, demands, losses, damages or penalties, including attorneys’ fees, arising out of or in connection with or relating to: (a) Licensee’s breach of this Agreement and/or Sublicensees’ breach of their respective agreements pertaining to the subject matter of this Agreement; (b) the exercise of any right granted, including when resulting in the exhaustion of University’s rights in patents other than the Patent Rights as licensed; (c) the advertising, promotion, marking, manufacture, sale, offer for sale, importation, exportation or use of Product, and related product liability therefrom; (d) any act or omission of negligence or willful misconduct by Licensee, and/or Sublicensees; and/or (e) the death of or injury to person(s) or property damage relating to the subject matter of this Agreement; except to the extent of such losses that are attributable to University’s breach of this Agreement, negligence or willful malfeasance. Licensee shall not settle or compromise any claim or allegation subject to indemnification hereunder in a manner that imposes any material obligation on, or makes any admission of fault by, any Indemnified Person (including compromising the validity or enforceability of Patent Rights and/or Technical Information).

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5.5.           Insurance. Licensee shall obtain and carry in full force and effect, and shall cause its Sublicensees to obtain and carry in full force and effect, insurance with the coverages and limits as are reasonably adequate to ensure that Licensee can meet its obligations to University under this Agreement, including pursuant to this Article 5, the nature and extent of which insurance shall be commensurate with usual and customary industry practices for similarly situated companies, but in any event not less than the amounts set forth on Schedule 1. Such insurance will be written by a reputable insurance company reasonably acceptable to the University authorized to do business in the State of Illinois, will name the University as an additional insured under all general liability and product liability policies and shall require [***] written notice to be given to University prior to any cancellation, endorsement or other change. Licensee will provide University, for itself and on behalf of any Sublicensee, with appropriate certificates of insurance from time to time as requested by University reflecting the obligations of Licensee pursuant to this Section 5.5.

ARTICLE 6 – TERM AND TERMINATION

6.1.           Term. Unless terminated earlier under Sections 6.2 or 6.3, this Agreement shall expire at the end of the Term.

6.2.           University Right to Terminate. University shall have the right (without prejudice to any of its other rights or remedies conferred on it by this Agreement or otherwise) to terminate this Agreement only if Licensee:

(a)            fails to pay any amount, provide any other consideration, or make any report when required to be made pursuant to this Agreement, and Licensee does not cure such failure within thirty (30) days after notice thereof by University;

(b)            is in breach of any provision of this Agreement not covered by Section 6.2(a), including failing to meet any requirement under Section 3.8 of this Agreement, and Licensee fails to remedy any such breach within forty-five (45) days after notice thereof by University;

(c)            is in breach of any obligations that Licensee has to University under any other agreement between Licensee and University, including the Equity Rights Agreement and Licensee fails to remedy any such breach or default within forty-five (45) days after written notice thereof by University;

(d)            makes any materially false report, and such termination shall be upon written notice to Licensee;

(e)            to the extent not prohibited by applicable law commences a voluntary case as a debtor under the Bankruptcy Code of the United States or any successor statute (the “Bankruptcy Code”), or if an involuntary case is commenced against Licensee under the Bankruptcy Code by a third party other than the University or any of its affiliates, or if an order for relief shall be entered in such case, or if the same or any similar circumstance shall occur under the laws of any foreign jurisdiction; and/or

CZ061 UIC-Apotheca Pharmaceuticals	Page 9 | 25

(f)             takes any action that purports to cause or causes any of the Patent Rights or Technical Information to be subject to any lien or encumbrance, and such termination shall be upon written notice to Licensee.

6.3.           Licensee Right to Terminate. Licensee may terminate this Agreement at any time on written notice to University at least ninety (90) days prior to the termination date specified in the notice and the notice shall include Licensee’s justification for such termination.

6.4.           Effect of Expiration or Termination.      Upon the expiration or termination of this Agreement, all rights granted herein shall automatically revert to University. Unless this Agreement expires, Licensee shall immediately cease and cause its Sublicensees to immediately cease practicing the Patent Rights and Technical Information, and Licensee shall return to University or destroy, as University directs, all of University’s Technical Information. Notwithstanding the expiration or termination of this Agreement, neither party is relieved of its rights and obligations that have previously accrued. Terms and conditions of this Agreement that by their nature prescribe continuing rights and obligations shall survive the termination or expiration of this Agreement, including: (i) Licensee’s obligation to pay any fees accrued or perform obligations remaining unpaid or unperformed under the terms of this Agreement prior to such termination (including the delivery and continuing benefits, if any, under the Equity Rights Agreement); and (ii) Licensee’s obligations under Sections 3.4, 3.6, 3.7, 4.2, 4.7 and, to the extent proceedings have been initiated, Section 4.6, Article 5, this Section 6.4 and Article 7.

ARTICLE 7 – MISCELLANEOUS

7.1.            Assignment or Change of Control.

(a)            This Agreement shall not be assigned or transferred by Licensee without the prior written consent of University except in the event of the sale of all or substantially all the assets of Licensee. Upon at least [***] prior notification to Licensee, University may assign or transfer this Agreement, the Patent Rights, Technical Information and/or its obligations and/or benefits hereunder without the consent of Licensee, so long as said assignment or transfer is not commercially deleterious to Licensee. Any conveyance inconsistent with the terms and conditions of this Agreement shall be null and void. This Agreement shall be binding on the parties and their respective successors and assigns and inure to the benefit of the parties and their respective permitted successors and assigns. Notwithstanding anything to the contrary in this Agreement, this Agreement cannot be assumed or assigned by Licensee, any trustee acting on behalf of the assets of Licensee, or otherwise including in connection with Licensee’s insolvency, liquidation, appointment over any assets related to this Agreement, voluntary or involuntary arrangement with any of its creditors, ceasing to carry on its business or any similar event under the law of any foreign jurisdictions, unless such assignee provides evidence satisfactory to University that such assignee has the capability to perform as required by this Agreement.

(b)            Upon (i) permitted assignment or transfer of this Agreement, or (ii) sale of all or substantially all stock or assets of Licensee in any transaction or series of related transactions that results in the current equity holders of Licensee holding less than fifty percent (50%) of the outstanding equity interests of Licensee, as measured by voting power; or the transfer of all or fifty (50%) or more of the assets of Licensee to an entity that is not an Affiliate of the Licensee (each a “Change in Control”), Licensee shall pay to University the applicable percentage as set forth in Schedule 1 of any remuneration, including fair market value of non-cash remuneration, received by Licensee and/or its equity holders  for such assignment, transfer, or Change in Control, due no later than [***] prior to the first to occur of the effective date or last signature date of the assignment or transfer, or closing date of Change of Control.

7.2.           Participation Rights. If Licensee proposes to sell any equity securities or securities that are convertible into equity securities of the Licensee, then the University and/or its Assignee (as defined below) will have the right to purchase up to [***] of the securities issued in each offering on the same terms and conditions as are offered to the other purchasers in each such financing. Licensee shall provide [***] advanced written notice of each such financing, including reasonable detail regarding the terms and purchasers in the financing. The term “Assignee” means (a) any entity to which the University’s participation rights under this section have been assigned either by the University or another entity, or (b) any entity that is controlled by the University. This paragraph shall survive the termination of this agreement.

CZ061 UIC-Apotheca Pharmaceuticals	Page 10 | 25

7.3.           No Third Party Beneficiaries. The representations, warranties, covenants and undertakings contained in this Agreement are for the sole benefit of the parties and their permitted successors and assigns and shall not be construed as conferring any rights on any third party.

7.4.           Notices. All notices required or desired to be given under this Agreement, and all payments to be made to University under this Agreement, shall be delivered to the parties at the addresses set forth on Schedule 1, as may be amended unilaterally upon notice in compliance with this provision. Notices may be given by hand, electronically via email as long as the receiving party sends a confirmatory reply to the sender or the sender otherwise receives an email receipt notification from the receiving party’s email system, or by a nationally recognized overnight delivery service. The date of personal delivery or electronic delivery confirmation, or one day after the date of deposit with the overnight delivery service for next business day delivery, as the case may be, shall be the date the notice is deemed delivered under this Agreement.

7.5.           Severability. The provisions of this Agreement are severable, and if any provision is determined to be invalid or unenforceable in a given jurisdiction, such invalidity or non-enforceability shall not in any way affect the validity and enforceability of the remaining provisions or the validity or enforceability of those provisions in any other jurisdiction. Any invalid or unenforceable provision will be reformed promptly by the parties to effectuate their intent as evidenced on the Effective Date.

7.6.           Governing Law and Venue. This Agreement is governed and interpreted under the laws of the state of Illinois, excluding any conflict of laws provisions, and Licensee (a) consents to avail itself of the courts located within the state of Illinois and submits to the jurisdiction of any local, state or federal court located within the state of Illinois; (b) shall not bring any action or claim against University in any other jurisdiction; (d) shall require that its Affiliates and Sublicensees agree not to bring any action or claim against University in any other jurisdiction; and (d) consents to delivery and service of process by means of the notice provisions established in this Agreement. Nothing in this Agreement shall be construed as a waiver of sovereign immunity by or on behalf of University.

7.7.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. The parties agree that duplicated, electronic, or facsimile signatures shall be deemed original for all purposes.

7.8.           Relationship of Parties. There is no relationship of principal to agent, master to servant, employer to employee, or franchiser to franchisee or joint venture or partnership between the parties created by this Agreement. Neither party has the authority on behalf of the other to bind the other or incur any obligation.

7.9.           Headings. The headings of the articles, sections, subsections, and paragraphs of this Agreement including in Exhibits and the Schedule have been added for convenience only and shall not affect the interpretation or construction of this Agreement in any manner.

7.10.         Advertising. Licensee shall not use, and shall cause its Sublicensees to not use, the names or trademarks of University or its Representatives any adaptation thereof, including any commercial activity, marketing, advertising or sales brochures without the prior written consent of University in each instance, which consent may be granted or withheld in University’s sole and complete discretion. Notwithstanding the foregoing, Licensee may use the name of University in a factual manner in: (a) executive summaries, business plans, offering memoranda and other similar documents used by Licensee for the purpose of raising financing for the operations of Licensee or entering into commercial contracts with third parties, but in such case only to the extent necessary to inform a reader that the Patent Rights and Technical Information have been licensed by Licensee from University, or to inform a reader of the identity and published credentials of the University faculty members listed as inventors of the Patent Rights and Technical Information; (b) any securities reports required to be filed with the Securities and Exchange Commission; and any reports required by any other federal or state regulatory agency.

CZ061 UIC-Apotheca Pharmaceuticals	Page 11 | 25

7.11.      Conflicts. Licensee acknowledges and agrees that it will use reasonable efforts to avoid potential conflicts of interest between the University and University employees who may also be employees, consultants, shareholders or directors of Licensee. Licensee agrees to cooperate with University with respect to the University of Illinois Policy on Conflicts of Commitment and Interest, available at http://www.research.uiuc.edu/coi/index.asp, and to work constructively with University to manage and mitigate any conflicts that may arise in the course of this and related agreements between it and University.

7.12.            Confidentiality.

(a)            Subject to Section 7.11(c), Licensee agrees to maintain, and shall cause its Sublicensees to maintain, Schedule 1, Technical Information, and all Confidential Information provided by or on behalf of University hereunder in confidence, and only use Confidential Information as required and permitted by Section 2.1(b). Licensee may disclose Confidential Information to potential Sublicensees or investors, provided that Licensee shall first obtain from the intended recipient(s) a valid and binding confidentiality agreement which is at least as protective of the Confidential Information as the confidentiality agreement Licensee employs to protect its own proprietary and confidential information, which shall reflect no less than those restrictions on Licensee herein. Licensee shall take, and shall cause its Sublicensees to take, such actions as the University may reasonably request from time to time to safeguard the confidentiality of Confidential Information.

(b)            Subject to Section 7.11(c), University agrees to maintain Confidential Information if provided by Licensee to the individual identified in Schedule 1 as entitled to accept notices on behalf of the University, and to use such Confidential Information solely in relation to this Agreement and for any reporting required hereon or regarding Section 2.4.

(c)            If receiving party is required by law, regulation, or court order to disclose any of the Confidential Information, then it may do so provided that it had promptly notified disclosing party, and discloses only such Confidential Information as is legally required. Licensee acknowledges that University is subject to compliance with requests made under the Freedom of Information Act (“FOIA”). University shall notify Licensee of all FOIA requests in connection with the Confidential Information, and Licensee shall have the right to intervene and/or defend against the disclosure of the Confidential Information arising from such FOIA request at Licensee’s sole expense.

(d)            Given the nature of the University’s Confidential Information licensed hereunder and the competitive damage that would result to University upon unauthorized disclosure or use thereof, the parties hereby agree that monetary damages may not be sufficient remedy for any breach of this Section 7.11, and, therefore, in addition to and not in lieu of any other rights or remedies, University may seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Section 7.11 without showing actual monetary damages in connection with such remedy.

(e)            The parties may have entered into one or more confidentiality agreements with respect to some or all of the Confidential Information (collectively, the “Confidentiality Agreements”) and agree that as of the Effective Date, the Confidentiality Agreements are terminated and this Agreement shall govern the disclosure and use of Confidential Information. Any Confidential Information provided under the Confidentiality Agreements will be treated as a disclosure made under this Agreement.

CZ061 UIC-Apotheca Pharmaceuticals	Page 12 | 25

7.13.         Entire Agreement, Amendment and Waiver. The Schedule and Exhibits are attached hereto and incorporated herein by reference. This Agreement, including all Exhibits and the Schedule, and any agreements between the parties referenced herein, contain the entire understanding of the parties with respect to the subject matter of this Agreement and supersede any and all prior written or oral discussions, arrangements, courses of conduct or agreements. Except as expressly stated herein, this Agreement may be amended only by an instrument in writing duly executed by the parties. The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach. The delay or failure to assert a right or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver, or excuse a similar or subsequent failure to perform any such term or condition.

IN WITNESS WHEREOF, the parties hereto have caused this valid and binding agreement to be executed by their respective duly authorized officers or representatives on the date indicated below.

THE BOARD OF TRUSTEES		LICENSEE
OF THE UNIVERSITY OF ILLINOIS

By:	/s/ Walter K. Knorr April 13, 2015	By:	/s/ Daniel M. Schmitt, CEO April 14, 2015
Walter K. Knorr, Comptroller Date			Name/Title/Date

Attest:	/s/ Susan M. Kies 4/13/15
Susan M. Kies, Secretary Date

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Schedule 1 to Exclusive License Agreement

ARTICLE 1 DEFINITIONS

Patent Rights

TECH ID#	Invention	App #	COUNTRY	Issue Date	Issued #	Status
[***]	[***]		[***]		[***]	[***]
[***]	[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]			[***]

Field means Exclusive for all uses with exception of those reserved for the University as outlined in Paragraph 2.2b

Territory means For Patent Rights: Where patent rights exist; For Technical Information: Worldwide.

Technical Information: The “UIC Technical Information” shall be as described in appendix 1.

ARTICLE 3 PAYMENTS AND REPORTS

Signing Fee:      $10,000.00

Royalty rate on Net Sales in territories where Patent Rights or Market Exclusivity exist:

Royalty rate on Net Sales of Product defined by subsection (a) or (c) of the definition:          [***]

Royalty rate on Net Sales of Product defined by subsection (b) of the definition:                    [***]

Royalty rates on Sublicensee Revenue:

• [***]

• [***]

• [***]

• [***]

• [***]

Annual Minimums License Year	Minimum Payment per section 3.4

• Year 1: $0

• Year 2: $0

• Year 3: $5,000

• Year 4: $15,000

• Year 5: $35,000

• Year 6 until first commercial sale: $50,000

• Years after first commercial sale: $100,000

CZ061 UIC-Apotheca Pharmaceuticals	Page 14 | 25

Milestone Event	Payment

[***]	$ 10,000.00
[***]	$ 50,000.00
[***]	$ 250,000.00
[***]	$ 1,000,000.00

Patent Costs

Ongoing Patent costs: Licensee will pay upon invoicing of the University

Past Patent costs:

• End of Year 1: None

• End of Year 2: 25%

• End of Year 3: 25%

• End of Year 4: 25%

• End of Year 5 : Remaining outstanding

Development Event	Achievement Due Date
[***]	[***]

[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***]

[***]	[***]
[***]	[***]
[***]	[***]

Checks payable to:	[***]

Email notice:	[***]

Wire to:	[***]

ARTICLE 5 REPRESENTATIONS; INDEMNIFICATION

Minimum Insurance Requirements

General Liability: (i) [***] per occurrence, with an aggregate minimum of [***] for personal injury or death; and an additional (ii) [***] per occurrence, with an aggregate minimum of [***] for property damage.

Product Liability: Prior to the first Product testing for or in human, or if such Product does not require such testing, then generation of the first Net Sale or [***] per occurrence and [***] in aggregate.

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ARTICLE 7 MISCELLANEOUS

Assignment or Change of Control

Execution or Closing Date During

Licensee shall pay to University

• [***] if Closing is at the same time or prior to 6 months after the Effective Date;

• [***] if Closing occurs after 6 months from the Effective Date, and at the same time or prior to 12 months after Effective Date;

• [***] if Closing occurs after 12 months from the Effective Date, and at the same time or prior to 18 months after the Effective Date; and

• [***] if Closing occurs after 18 months from the Effective Date, and at the same time or prior to 24 months after the Effective Date

• 0% after 24 months.

Notices

If to University:              Office of Technology Management

University of Illinois at Chicago (MC 682)

1853 West Polk Street, Suite 446

Chicago, IL 60612-7335

FEIN:

Phone: 312-996-7018

Fax: 312-996-1995

With copy to: OTM Legal Counsel

1737 W. Polk Suite 405 (mc/225)

Chicago, IL 60612

If to Licensee:                 CEO

Apotheca Therapeutics Inc.

1401 Foch St, Suite 140

Fort Worth, TX. 76107

FEIN: 47-3044785

Phone: 847-986-4190

Fax: 847-986-4190

Delaware Corporation File Number 5676683

With copy to: BakerHostetler

2929 Arch Street
Cira Centre, 12th Floor
Philadelphia, PA 19104-2891

CZ061 UIC-Apotheca Pharmaceuticals	Page 16 | 25

Exhibit A to Exclusive License Agreement

Royalty Period _______, ____ to ________, ____

Information from Licensee per Product:

1.            Product name, number and description, and applicable Patent Rights and/or Technical Information

2.            Units of Product sold, transferred, practiced, performed or otherwise provided and in which country

3.            Units of Product provided as part of non-case exchange or other than through an arms-length transaction

4.            Gross invoice amount for Product

5.            Application of foreign currency conversion rate, shown for each currency received for Product

6.            Calculation of Net Sales, including deductions

7.            Royalty rates

8.            Total royalty payment amount

9.            Sublicensee Revenue accrued in Royalty Period

10.          Calculation of Annual Minimum owed

11.          Milestone Payments made during Royalty Period with specific reference to Milestones Event listed on Schedule 1

Information per Sublicensee shall include the above plus:

1.            Name and address of each Sublicensee:

2.            Total amounts reported above, with respect to each Sublicensee

Exhibit B

EQUITY RIGHTS AGREEMENT

This Equity Rights Agreement (the “Agreement”) is entered into as of April 6, 2015 (the “Effective Date”) by and between [Apotheca Therapeutics, Inc.], a Delaware corporation (the “Company”) and the Board of Trustees of the University of Illinois (the “University”). Pursuant to that certain [Exclusive Technology License Agreement with Equity] dated as of the date hereof (the “License Agreement”), the Company and the University hereby agree as follows:

1.            DELIVERY OF SHARES.

On or prior to the date of execution of this Agreement, in consideration for the University’s entry into the License Agreement, the Company has delivered to the University 50,000 shares or units of equity securities, representing 5 percent (5%) of all issued and outstanding equity securities, and rights to acquire equity securities, of the Company on a Fully Diluted Basis (as defined in Section 5(b) below) as of the date hereof.

2.            Co-Sale Right.

Except to the extent required to do so by law or any existing agreement to which it is subject, the Company shall not cause or permit to be recorded in its stock transfer records any Transfer (as defined below), or consent to any Transfer, of shares of its stock unless the Company has required that the Transfer be conducted in accordance with the following procedure:

a.            If at any time any holder of greater than five percent (5%) of the Company’s stock on a Fully Diluted Basis (a “Principal Stockholder”) desires to sell all or any part of its stock to any person other than any other stockholder or the Company (the “Buyer”), such Principal Stockholder shall give notice in writing to the University of its intention to proceed with the transaction (the “Co-Sale Offer”). The University shall have the right, exercisable by providing written notice within [***] of the Co-Sale Offer, to sell to the Buyer, as a condition to the sale by such Principal Stockholder, at the same price per share and on the same terms and conditions as involved in the sale by such Principal Stockholder, a number of shares of stock equal to the product of (I) the quotient of (A) the number of shares of stock held by the University, divided by (B) the aggregate number of shares of stock outstanding, on a fully-diluted basis; multiplied by (II) the aggregate number of shares of stock to be sold in the contemplated Transfer.

b.            The Principal Stockholder and the University shall sell to the Buyer all, or at the option of the Buyer, any portion of the stock proposed to be sold by them at the price and upon other terms and conditions not more favorable to the Buyer than those in the Co-Sale Offer provided by such Principal Stockholder pursuant to Section 1(a) above; provided, however, that any purchase of less than all of such stock by the Buyer shall be made from any Principal Stockholder and the University pro rata based upon the relative number of shares of stock that such Principal Stockholder and the University is otherwise entitled to sell.

c.            For purposes of this Section, a “Transfer” shall mean a sale, exchange, assignment, transfer, mortgage, pledge, encumbrance, hypothecation, disposition, gift, devise, bequest, or other disposition or grant of rights or interests, whether voluntarily or involuntarily, by operation of law or otherwise, but does not include a Permitted Transfer. A “Permitted Transfer” shall be: (A) any transfer of stock to an inter-vivos trust created by an individual stockholder for the primary benefit of one or more of (i) such stockholder, (ii) such stockholder’s spouse, (iii) such stockholder’s parents, siblings, descendants or the descendants of any of the foregoing, and (iv) such stockholder’s spouse’s parents, siblings, descendants or the descendants of any of the foregoing; (B) any testamentary Transfer of stock to or for the benefit of such stockholder’s spouse, parent or descendants; and (C) any transfer by an stockholder that is an entity to an entity controlling, controlled by or under common control with such stockholder (an “Affiliate”).

3.            Registration Rights

a.            Piggyback Registration. After the initial public offering of the Company’s stock, the University shall be entitled to have its shares registered at the same time the Company registers shares of stock for its own or another’s account under the Securities Act of 1933, as amended (the “Securities Act”). If such registration relates to an underwritten offering of the stock and if, in the good faith judgment of the managing underwriter of such offering, the inclusion of the University's stock would interfere with the successful marketing of the stock offered by the Company and/or others, the number of shares of the University’s stock included in such registration may be reduced. Any reduction will be applied to each stockholder exercising registration rights in proportion to the number of shares of stock such holder proposed to include in such registration; provided, further, that if there are reduction requirements contained in an agreement or agreements between the Company and any holders of stock in the Company, then the University shall be subject to no more restrictive provisions than those which are applicable to any holder of more than one percent (1%) of the Company’s stock. The Company shall give the University at least [***] prior written notice of its intention to allow piggyback registration to University. The Company shall pay all expenses related to such registration, including all registration, filing, qualification, printer’s and Company attorney and accounting fees, but excluding underwriter commissions and discounts.

b.            Limitation on Piggyback Registrations. Notwithstanding the foregoing, the Company shall not be obligated to register any of shares of stock held by the University in a registration by the Company relating to any merger, acquisition, exchange offer, employee benefit plan of the Company, dividend reinvestment plan of the Company or a registration on any form which does not include substantially the same information as would be required to register the shares of stock held by the University.

4.            Representations and Warranties of the Company

The Company represents and warrants to the University that, as of the Effective Date, and except as set forth in any Disclosure Schedule attached hereto and made a part hereof:

a.            Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified does not have a material adverse effect on the Company’s business or financial condition. The Company has provided the University with a true, correct and complete copy of the Company’s Certificate of Incorporation and By-Laws and any amendments thereto. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, and to issue, sell and deliver the shares delivered pursuant to the License Agreement (the “Shares”).

b.            Authorization of Agreements, Etc. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and under the License Agreement, and the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not (i) violate any provision of law, any order of any court or other agency of government, or the terms of the Certificate of Incorporation or the By-laws of the Company, as amended, or (ii) violate any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iv) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

c.            Due Authorization. The Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable shares and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except for transfer restrictions imposed by applicable securities laws.

d.            Validity. This Agreement has been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with its terms.

e.            Capital Stock. Immediately prior to the Effective Date the Company has 1,000,000 shares of common stock outstanding. The Company has no other authorized or outstanding class or series of capital stock, and has not issued, and does not have any commitments to issue, any securities exchangeable for or convertible into the Company’s capital stock. After the issuance of shares to the University, the shareholders of record, and the number of shares of stock held by each, will be as set forth in the attached Disclosure Schedule. The statutory designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Certificate of Incorporation and Bylaws of the Company. All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

f.            Governmental Approvals. No registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, or the issuance, sale and delivery of the Shares, other than filings pursuant to federal and state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Effective Date and which will be duly made on a timely basis) in connection with the sale of the Shares.

g.            Offering of the Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares has offered the Shares or any such similar security for sale to, or solicited any offer to buy the Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons so as to subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

5.            ANTI-DILUTION.

a.            If, at any time, prior to such time as the Company has achieved the Funding Threshold (as defined below) (the “Termination Event”), the Company issues Securities (as defined below) that would cause the University’s shareholdings in the Company to drop below five percent (5%), on a Fully Diluted Basis, the Company shall issue additional shares of common stock to the University such that the University’s shareholdings in the Company shall not fall below five percent (5%), on a Fully Diluted Basis, as calculated after giving effect to the anti-dilutive issuance (the “Anti-Dilution Shares”). Any issuances of Anti-Dilution Shares shall be in partial consideration for the licenses granted under the License Agreements and the University shall not be required to pay any further consideration for such shares. All Anti-Dilution Shares, when issued pursuant to the terms hereof, shall, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable. Such issuances shall continue until the Termination Event. Thereafter, this Section 4 shall terminate, no additional Anti-Dilution Shares shall be due to the University pursuant to this Section 4, and the University’s shareholdings in the company will be subject to ordinary dilution.

b.            The following terms shall have the following meanings:

“Exempt Securities” include: (i) shares of capital stock, options or convertible securities of the Company issued by the Company by reason of a dividend, stock split, split-up or other distribution on shares of common stock; (ii) shares of capital stock or options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company; (iii) shares of capital stock or convertible securities of the Company actually issued by the Company upon the exercise of options or shares of capital actually issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security; (iv) shares of capital stock, options, warrants or convertible securities of the Company issued by the Company to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company; (v) shares of capital stock, options, warrants or convertible securities of the Company issued by the Company to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company; and (vi) shares of capital stock, options, warrants or convertible securities of the Company issued by the Company pursuant to the strategic acquisition of the equity securities or assets of another business entity.

“Fully Diluted Basis” means, as of a specified date (but in the case of convertible debt, only at the time that such convertible debt converts into capital stock, or at such time specific conversion ratio is established pursuant to the operation of such instrument), the number of shares of Common Stock then outstanding (assuming conversion of all outstanding stock other than common stock into common stock) plus the number of shares of Common Stock issuable upon exercise or conversion of then outstanding convertible securities, options, rights or warrants of the Company (which shall be determined without regard to whether such securities are then vested, exercisable or convertible), excluding any Exempt Securities issued after the date of this Agreement.

“Funding Threshold” means a cumulative total of [***] in cash raised by the Company after the Effective Date in one or more financing rounds in exchange for Securities.

“Securities” means shares of capital stock, convertible securities, warrants, options, convertible time or other rights to subscribe for, purchase or acquire from the Company any capital stock of the Company, excluding any Exempt Securities. Convertible debt shall be deemed a “Security” only at the time that such convertible debt converts into capital stock, or at such time specific conversion ratio is established pursuant to the operation of such instrument.

6.            Financial Information.

The Company shall furnish to the University information reports and rights no less favorable than those provided or granted to any other holder of stock of the Company, solely in respect of such holder’s stock. In any event the Company shall provide the University with unaudited quarterly balance sheets and statements of income within [***] after the end of each quarter, and unaudited annual balance sheets and statements of income within [***] after the end of each fiscal year, all certified as accurate by an officer of the Company.

7.            Certain Covenants.

a.            Notice of Certain Events. The Company agrees to provide the University with at least [***] prior written notice of the reasonably anticipated closing date for (i) any and all merger, consolidation or restructuring transactions involving the Company or any of its Affiliates, (ii) any sale of all or substantially all of the assets of the Company and its Affiliates, taken as a whole, (iii) any license of all or substantially all of the assets of the Company and its Affiliates, taken as a whole, or (iv) any issuance of stock of the Company or its Affiliates, or any rights to acquire stock of the Company or any of its Affiliates, or any related series of issuances, pursuant to which persons or entities will acquire or have the right to acquire forty percent (40%) or more of the stock or interests, or voting rights, of the Company or any Affiliate.

b.            Certain Interested Transactions. Except with respect to agreements in existence as of the date hereof, the Company will not enter into any transaction with any person employed by or serving as an officer or director of the Company or any Affiliate, or any founding stockholder, unless such transaction has been approved by a majority of disinterested directors who are not themselves employees or officers of the Company or any Affiliate.

IN WITNESS WHEREOF, the parties hereto have executed this Equity Rights Agreement as of the Effective Date.

Apotheca Pharmaceuticals

By:	/s/ Daniel M. Schmitt
Name:	Daniel M. Schmitt
Title:	CEO

THE BOARD OF TRUSTEES OF THE UNIVERSITY OF ILLINOIS

By:	/s/ Walter K. Knorr April 13, 2015
Walter K. Knorr, Comptroller

Attest:
/s/ Susan M. Kies 4/13/15
Susan Kies, Secretary

AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT WITH EQUITY

This AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT WITH EQUITY (this “Amendment”) is entered into as of the date (“Execution Date”) of the last to be executed signature, by and between The Board of Trustees of the University of Illinois, a body corporate and politic of the State of Illinois (“University”), and Actuate Therapeutics, Inc., a Delaware corporation (“Licensee” or the “Company”).

WHEREAS, on April 6, 2015, the parties entered into an Exclusive License Agreement with Equity (the “Original Agreement”) pursuant to which, among other things, University licensed to the Company certain rights to the patent rights and technical information described in the Original Agreement; and

WHEREAS, the parties desire to amend the Original Agreement as set forth herein to enable Company to secure funding and utilize sublicensing revenue for development activities.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties do hereby agree and bind themselves as follows. Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Original Agreement.

1.            Article 3.8(b) of the Original Agreement is hereby deleted and restated in its entirety as follows:

“(b) The Patent Rights and Technical Information licensed from University under this Agreement were developed supported by funds from the United States Government and thus any rights granted herein to Licensee (and subsequently by Licensee to its Sublicensees) are subject to, and shall in no way restrict, the rights of the United States Government pursuant to 35 USC §203.”

2.            Section 7.1(b) of the Original Agreement is hereby deleted and restated in its entirety as follows:

“(b)      Upon (i) permitted assignment or transfer of this Agreement, or (ii) sale of all or substantially all stock or assets of Licensee in any transaction or series of related transactions that results in the current equity holders of Licensee holding less than fifty percent (50%) of the outstanding equity interests of Licensee, as measured by voting power; or the transfer of all or fifty percent (50%) or more of the assets of Licensee to an entity that is not an Affiliate of the Licensee (each a “Change of Control”), Licensee shall pay to University the applicable percentage as set forth in Schedule 1 of any remuneration, including fair market value of non-cash remuneration, received by Licensee and/or its equity holders for such assignment, transfer, or Change in Control, due no later than [***] after the first to occur of the effective date or last signature date of the assignment or transfer, or closing date of Change in Control. Notwithstanding the foregoing, in the event the Licensee effectuates a Change in Control, Sublicenses the Product, or secures cumulative financing equal to or exceeding $100MM, then Licensee shall immediately pay the University all accrued but unpaid obligations of Licensee to University, including, but not limited to any indebtedness of Licensee to University, inclusive of historic patent costs and deferred payable obligations, if any, to the extent such amounts are not otherwise paid pursuant to the first sentence of this Section 7.1(b).”

3.            Section 7.2 of the Original Agreement is hereby amended to include the following language after the last sentence of Section 7.2:

“Notwithstanding the foregoing, the participation right granted to University pursuant to this Section 7.2 shall terminate and be of no further force and effect in the event University’s right to participate in any Licensee financing is triggered pursuant to this Section 7.2 and University does not elect to participate in such financing.”

4.            A new Article 7.14 is hereby added to the Original Agreement as follows:

“7.14.      Force Majeure. If Licensee is prevented from performing any obligation hereunder by reason of fire, explosion, strike, labor dispute, casualty, accident, lack or failure of transportation, manufacturing facilities, flood, war, civil commotion, acts of god, governmental law, order or decree or any other cause beyond the reasonable control of Licensee, then Licensee shall be excused from performance hereunder to the extent and for the duration of such prevention, provided it promptly notifies University in writing of such prevention.”

5.            Article 3 of Schedule 1 to the Original Agreement is hereby amended to modify “Royalty rates on Sublicensee Revenue” as follows:

[***]

6.             Except as expressly stated herein, the parties hereby acknowledge and agree that the terms and conditions of the Original Agreement shall remain in full force and effect unchanged, and the same are hereby ratified, confirmed and reaffirmed by the parties in all respects.

7.             This Amendment shall take effect (”Amendment Effective Date”) upon Licensee’s payment of a nonrefundable [***] amendment fee. In the event, Licensee fails to complete the first tranche of fund-raising with commitments totaling no less than $7,500,000 within 30 days of University’s receipt of that payment, all changes under this Amendment shall be nullified and the license will revert to previous business terms. The completion of the funding event shall be communicated to the University in writing, and Licensee shall provide documentation evidencing such fund-raising.

8.            At any time and from time to time, each party agrees, at Licensee’s expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Amendment.

9.             This Amendment, the Original Agreement, as amended hereby, and the exhibits and schedules thereto set forth the entire understanding of the parties with respect to the subject matter hereof, and supersede all existing agreements among them concerning such subject matter. The Parties acknowledge that no other documents shall have any effect on the construction or interpretation of this Agreement.

10.           The provisions of this Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument binding on the parties. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to applicable conflict of laws principles.

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[signatures on next page]

[signature page to Amendment to Exclusive License Agreement with Equity]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment be executed as of the date set forth above.

ACTUATE THERAPEUTICS, INC.

By:	/s/ Daniel M. Schmitt 4/24/19
Daniel Schmitt Date
Chief Executive Officer

THE BOARD OF TRUSTEES

OF THE UNIVERSITY OF ILLINOIS

By:	/s/ Avijit Ghosh 4/23/2019
Avijit Ghosh, Comptroller Date

/s/ Suseelan Pookote 4/23/2019
Signature of Comptroller Delegate Date

Suseelan Pookote, Director, UIC-OTM
Printed Name and Title of Comptroller Delegate

Attest:	/s/ Dedra M. Williams 4/24/2019
Dedra M. Williams, Secretary Date